Exhibit 99.1

News Release

CalAtlantic Group, Inc. Reports 2017 Third Quarter Results

ARLINGTON, VIRGINIA, November 8, 2017.  CalAtlantic Group, Inc. (NYSE: CAA) today announced results for the third quarter ended September 30, 2017.

"We are pleased to report third-quarter earnings which, after excluding delivery delays from the recent hurricanes and the impact of the Weyerhauser I-joint issue, reflect operating progress and a platform that is well-positioned for 2018," said Larry Nicholson, President and Chief Executive Officer of CalAtlantic Group, Inc.  "As announced last week, we are merging our company with Lennar Corporation.  We have great confidence that this merger will create a larger and even stronger company.  Both management teams have already begun planning, with the initial focus on construction cost savings, systems conversions and financial services opportunities.  As we begin integration planning, the cooperative spirit I see has been great."

2017 CalAtlantic Third Quarter Highlights and Comparisons to 2016 Third Quarter

•	Net new orders of 3,416, down 3%; Dollar value of net new orders up 6%
•	574 average active selling communities, up 1%
•	3,380 new home deliveries, down 8%
•	Average selling price of $448 thousand, down 1%
•	Home sale revenues of $1.5 billion, down 9%
•	Gross margin from home sales of 20.0%, compared to 22.5%
•	SG&A rate from home sales of 11.1%, compared to 10.3%
•	Operating margin from home sales of $134.3 million, or 8.9%, compared to $203.6 million, or 12.2%
•	Net income of $93.4 million, or $0.75 per diluted share, vs. net income of $132.3 million, or $0.97 per diluted share
•	$488.5 million of land purchases and development costs, compared to $387.1 million

Impact of Hurricanes and Weyerhauser I-Joist Issue on Third Quarter Results

During the 2017 third quarter, our operations were negatively impacted by three non-recurring events: Hurricane Harvey, impacting our Texas operations; Hurricane Irma, primarily impacting our Florida operations; and the Weyerhauser I-joist issue, impacting our Colorado, Minnesota and Philadelphia operations.  These events collectively reduced our 2017 third quarter orders by an estimated 265 units, reduced our 2017 third quarter deliveries by approximately 240 units, and reduced our home sale revenues by approximately $100 million ($1,515.2 million as reported compared to $1,615.2 million on a pro forma basis).

Orders.  Net new orders for the 2017 third quarter were down 3% from the 2016 third quarter, to 3,416 homes, with the dollar value of these orders up 6%.  The Company's monthly sales absorption rate was 2.0 per community for the 2017 third quarter, down 5% compared to the 2016 third quarter and down 19% from the 2017 second quarter.  The Company's cancellation rate for the 2017 third quarter was 15%, down compared to 16% for the 2016 third quarter and up slightly from 14% for the 2017 second quarter. The Company's incentives on orders was 4.5% for the 2017 third quarter, down approximately 130 basis points compared to the 2016 third quarter, and up 10 basis points compared to the 2017 second quarter.  Orders for the month ended October 31, 2017 were 1,094, up 13% over the prior year period.

Backlog.  The dollar value of homes in backlog increased 12% to $3.7 billion, or 7,570 homes, compared to $3.3 billion, or 7,307 homes, for the 2016 third quarter, and increased 4% compared to $3.6 billion, or 7,534 homes, for the 2017 second quarter.  The increase in year-over-year backlog value was driven by the 8% increase in the average home price in our backlog, to $490 thousand and a 4% increase in units in backlog.  As of September 30, 2017, the average gross margin of the 7,570 total homes in backlog was 20.6%, down 20 basis points compared to the total homes in backlog as of June 30, 2017.

Revenue.  Revenues from home sales for the 2017 third quarter decreased 9% to $1.5 billion, as compared to the 2016 third quarter, resulting from an 8% decrease in deliveries and a 1% decrease in the Company's average home price to $448 thousand.  The decrease in average home price was primarily driven by a 13% decrease in the West region, attributable to a shift in product mix.  Excluding the impact of the hurricanes and the Weyerhauser I-joist issue, revenues from home sales for the 2017 third quarter decreased 3% ($1.6 billion on a pro forma basis compared to $1.7 billion for the 2016 third quarter).

Gross Margin.  The Company achieved gross margin from homes sales of 20.0% for the 2017 third quarter.  The Company's 2017 gross margin was negatively impacted by a shift in product mix and an increase in direct construction costs per home.

SG&A Expenses. Selling, general and administrative expenses for the 2017 third quarter were $168.4 million, or 11.1%, as compared to $170.8 million, or 10.3%, for the 2016 third quarter.  Isolating G&A from selling expenses, G&A expenses increased as a percentage of home sale revenues to 5.6% for the 2017 third quarter compared to 5.2% for the prior year period, primarily as a result of a decrease in home sale revenues, driven by the effects of the hurricanes and the Weyerhaeuser I-joist issue.  Selling expenses increased as a percentage of home sale revenues to 5.5% for the 2017 third quarter compared to 5.1% for the prior year period as we continue to experience higher co-broker participation, driving an approximately 20 basis point increase compared to the prior year period.  In addition, internal commissions for the 2017 third quarter were up approximately 10 basis points compared to the prior year period, driven by a timing related increase due to a large order/delivery imbalance, primarily in the West region where our orders exceeded our deliveries by 16%.

Land.  During the 2017 third quarter, the Company spent $488.5 million on land purchases and development costs, compared to $387.1 million for the 2016 third quarter. The Company purchased $304.7 million of land, consisting of 4,043 homesites, of which 17% (based on homesites) is located in the North region, 40% in the Southeast region, 20% in the Southwest region, and 23% in the West region.  As of September 30, 2017, the Company owned or controlled 67,961 homesites, of which 47,868 were owned and actively selling or under development, 15,676 were controlled or under option, and the remaining 4,417 homesites were held for future development or for sale.

Liquidity.  The Company ended the quarter with $418.5 million of available liquidity, including $83.3 million of unrestricted homebuilding cash and $335.2 million available to borrow under its $750 million revolving credit facility. The Company's homebuilding debt to book capitalization as of September 30, 2017 and 2016 was 46.9% and 46.4%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 46.1%* and 44.9%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending September 30, 2017 and 2016 was 4.2x* and 3.7x*, respectively.

Entry Into Merger Agreement with Lennar Corporation

On October 30, 2017, the Company announced that it entered into a definitive merger agreement with Lennar Corporation ("Lennar") pursuant to which each share of CalAtlantic stock will be exchanged for 0.885 shares of Lennar Class A common stock.  CalAtlantic's stockholders will also have the option to elect to exchange all or a portion of their shares for cash in the amount of $48.26 per share, subject to a maximum cash amount of approximately $1.2 billion.  This business combination will create the nation's largest homebuilder.  The transaction, which is subject to the satisfaction or waiver of certain customary conditions, including the approval of the merger by the Company's stockholders and the stockholders of Lennar, is expected to close in the first calendar quarter of 2018.

Cancelation of Earnings Conference Call

As a result of the Company's entry into a definitive merger agreement with Lennar, the Company has cancelled the conference call and webcast to discuss its results for the 2017 third quarter that had previously been scheduled for Thursday, November 9th at 4:30 p.m. Eastern time.

About CalAtlantic Group, Inc.

CalAtlantic Group, Inc. (NYSE: CAA), one of the nation's largest and most respected homebuilders, offers well-crafted homes in thoughtfully designed communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 43 Metropolitan Statistical Areas spanning 19 states.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design earned over its 50 year history, CalAtlantic Group, Inc. utilizes its over five decades of land acquisition, development and homebuilding expertise to acquire and build desirable communities in locations that meet the high expectations of the company's homebuyers.  We invite you to learn more about us by visiting www.calatlantichomes.com.

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include but are not limited to new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; our liquidity; the estimated impact on the Company from the hurricanes and Weyerhauser I-Joist issue;  statements about the benefits of the proposed merger of the Company with Lennar, the expected timing for completing the proposed merger, the Company's and Lennar's objectives, plans and strategies and any other statements about future expectations, beliefs, goals, plans or prospects of the Company or Lennar, including after completion of the proposed merger.  Any statements that are not statements of historical fact (including statements containing the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "forecast," objective," "plan," or "targets" and other similar expressions) are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's financial services operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; the risk that the proposed merger with Lennar may not be completed in a timely manner or at all; the risk that the Company or Lennar may be unable to obtain stockholder approval as required for consummation of the proposed merger; the risk that conditions to the closing of the proposed merger may not be satisfied or waived; the transaction may involve unexpected costs, liabilities or delays; the Company's business may suffer as a result of the uncertainty surrounding the transaction; the costs and outcome of any legal proceeding relating to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the ability of Lennar to recognize synergies and other benefits of the transaction; risks that the transaction disrupts current plans and operations of the Company; potential difficulties faced by the Company in employee recruitment and retention as a result of the transaction; the effect of the announcement or pendency of the transactions contemplated by the merger agreement on the Company's ability to maintain relationships with its customers, suppliers and others with whom it does business; risks related to diverting management's attention from the Company's ongoing business operations; other risks to consummation of the transaction; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

No Offer of Solicitation.
This communication is for informational purposes only and shall not constitute an offer to purchase, nor a solicitation of an offer to sell, subscribe for or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in connection with the proposed transaction or otherwise, nor shall there be any solicitation, offer, sale, issuance or transfer of securities in any jurisdiction in which such solicitation, offer, sale, issuance or transfer would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Additional Information about the Proposed Transaction and Where to Find It.
In connection with the proposed merger, Lennar will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 (the "Registration Statement"), in which a joint proxy statement of the Company and Lennar will be included that also constitutes a prospectus (the "Joint Proxy Statement/Prospectus"). Investors and stockholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the proposed merger and the related transactions, when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Company, Lennar and the proposed merger. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about the Company and Lennar at the SEC's website (www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.CalAtlantic.com under the link "Investors" and then under the heading "Financials" and the subheading "SEC Filings" and from Lennar at www.Lennar.com under the tab "Investors" and then under the heading "Financials."
Participants in the Solicitation.
The Company, Lennar, their respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company's and Lennar's stockholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of Company stock is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017 and its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 31, 2017. Information regarding Lennar's directors and executive officers is contained in Lennar's annual report on Form 10-K for the fiscal year ended November 30, 2016, which was filed with the SEC on January 20, 2017, and its proxy statement for its 2017 annual general meeting of stockholders, which was filed with the SEC on March 7, 2017. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers, other members of management and employees of the Company and Lennar may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of the Company and Lennar stockholders will be included in the Joint Proxy Statement.

Contact:
Jeff McCall, EVP & CFO (240) 532-3888, jeff.mccall@calatl.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	September 30,	September 30,	Percentage	June 30,	Percentage
	2017	2016	or % Change	2017	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	3,380	3,680	(8%)	3,653	(7%)
Average selling price	$448	$452	(1%)	$444	1%
Home sale revenues	$1,515,167	$1,665,030	(9%)	$1,620,614	(7%)
Gross margin % (including land sales)	20.0%	22.4%	(2.4%)	20.0%	―
Gross margin % from home sales	20.0%	22.5%	(2.5%)	20.0%	―
Adjusted gross margin % from home sales (excluding
interest amortized to cost of home sales)*	23.2%	25.2%	(2.0%)	23.2%	―
Incentive and stock-based compensation expense	$15,347	$18,594	(17%)	$16,401	(6%)
Selling expenses	$82,781	$84,723	(2%)	$87,867	(6%)
G&A expenses (excluding incentive and stock-based
compensation expenses)	$70,301	$67,498	4%	$69,729	1%
SG&A expenses	$168,429	$170,815	(1%)	$173,997	(3%)
SG&A % from home sales	11.1%	10.3%	0.8%	10.7%	0.4%
Operating margin from home sales	$134,270	$203,587	(34%)	$149,368	(10%)
Operating margin % from home sales	8.9%	12.2%	(3.3%)	9.2%	(0.3%)
Net new orders	3,416	3,531	(3%)	4,078	(16%)
Net new orders (dollar value)	$1,618,238	$1,520,358	6%	$1,874,782	(14%)
Average active selling communities	574	566	1%	557	3%
Monthly sales absorption rate per community	1.98	2.08	(5%)	2.44	(19%)
Cancellation rate	15%	16%	(1%)	14%	1%
Gross cancellations	617	679	(9%)	677	(9%)
Backlog (homes)	7,570	7,307	4%	7,534	0%
Backlog (dollar value)	$3,708,701	$3,314,883	12%	$3,561,471	4%

Land purchases (incl. seller financing)	$304,689	$227,596	34%	$262,411	16%
Adjusted Homebuilding EBITDA*	$205,852	$267,835	(23%)	$220,500	(7%)
Adjusted Homebuilding EBITDA Margin %*	13.6%	16.0%	(2.4%)	13.6%	0.0%
Homebuilding interest incurred	$52,972	$56,872	(7%)	$52,168	2%
Homebuilding interest capitalized to inventories owned	$52,158	$55,761	(6%)	$51,338	2%
Homebuilding interest capitalized to investments in JVs	$814	$1,111	(27%)	$830	(2%)
Interest amortized to cost of sales (incl. cost of land sales)	$48,912	$44,751	9%	$52,347	(7%)

	As of
	September 30,	December 31,	Percentage
	2017	2016	or % Change
Select Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$112,930	$219,407	(49%)
Inventories owned	$6,946,766	$6,438,792	8%
Goodwill	$985,185	$970,185	2%
Homesites owned and controlled	67,961	65,424	4%
Homes under construction	8,119	5,792	40%
Completed specs	1,059	1,255	(16%)
Homebuilding debt	$3,822,138	$3,419,787	12%
Stockholders' equity	$4,329,211	$4,207,586	3%
Stockholders' equity per share	$39.28	$36.77	7%
Total consolidated debt to book capitalization	47.9%	46.6%	1.3%
Adjusted net homebuilding debt to total adjusted
book capitalization*	46.1%	43.2%	2.9%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$1,515,167	$1,665,030	$4,473,480	$4,402,896
Land sale revenues	676	5,928	1,176	32,107
Total revenues	1,515,843	1,670,958	4,474,656	4,435,003
Cost of home sales	(1,212,468)	(1,290,628)	(3,572,572)	(3,440,549)
Cost of land sales	(240)	(5,638)	(247)	(31,217)
Total cost of sales	(1,212,708)	(1,296,266)	(3,572,819)	(3,471,766)
Gross margin	303,135	374,692	901,837	963,237
Gross margin %	20.0%	22.4%	20.2%	21.7%
Selling, general and administrative expenses	(168,429)	(170,815)	(498,702)	(473,210)
Income (loss) from unconsolidated joint ventures	5,426	1,231	9,760	2,643
Other income (expense)	(1,238)	(4,169)	(4,082)	(11,992)
Homebuilding pretax income	138,894	200,939	408,813	480,678
Financial Services:
Revenues	20,161	21,433	60,394	59,524
Expenses	(12,883)	(11,626)	(36,919)	(34,635)
Financial services pretax income	7,278	9,807	23,475	24,889
Income before taxes	146,172	210,746	432,288	505,567
Provision for income taxes	(52,820)	(78,398)	(157,322)	(187,798)
Net income	93,352	132,348	274,966	317,769
Less: Net income allocated to unvested restricted stock	(400)	(294)	(1,104)	(635)
Net income available to common stockholders	$92,952	$132,054	$273,862	$317,134

Income Per Common Share:
Basic	$0.84	$1.12	$2.43	$2.66
Diluted	$0.75	$0.97	$2.14	$2.34

Weighted Average Common Shares Outstanding:
Basic	110,205,460	118,338,891	112,778,362	119,188,145
Diluted	124,449,912	136,077,415	129,521,479	136,888,927

Cash Dividends Declared Per Common Share	$0.04	$0.04	$0.12	$0.12

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$83,310	$191,086
Restricted cash	29,620	28,321
Inventories:
Owned	6,946,766	6,438,792
Not owned	91,944	66,267
Investments in unconsolidated joint ventures	130,692	127,127
Deferred income taxes, net	307,251	330,378
Goodwill	985,185	970,185
Other assets	235,135	204,489
Total Homebuilding Assets	8,809,903	8,356,645
Financial Services:
Cash and equivalents	46,357	17,041
Restricted cash	21,205	21,710
Mortgage loans held for sale, net	160,068	262,058
Mortgage loans held for investment, net	25,510	24,924
Other assets	15,991	26,666
Total Financial Services Assets	269,131	352,399
Total Assets	$9,079,034	$8,709,044

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$177,752	$211,780
Accrued liabilities	562,424	599,905
Revolving credit facility	295,600	―
Secured project debt and other notes payable	43,150	27,579
Senior notes payable	3,483,388	3,392,208
Total Homebuilding Liabilities	4,562,314	4,231,472
Financial Services:
Accounts payable and other liabilities	20,831	22,559
Mortgage credit facility	152,786	247,427
Total Financial Services Liabilities	173,617	269,986
Total Liabilities	4,735,931	4,501,458
Equity:
Stockholders' Equity:
Preferred stock	―	―
Common stock	1,102	1,144
Additional paid-in capital	3,064,963	3,204,835
Accumulated earnings	1,263,318	1,001,779
Accumulated other comprehensive income (loss), net of tax	(172)	(172)
Total Stockholders' Equity	4,329,211	4,207,586
Noncontrolling Interest	13,892	―
Total Equity	4,343,103	4,207,586
Total Liabilities and Equity	$9,079,034	$8,709,044

INVENTORIES

	September 30,	December 31,
	2017	2016
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$2,886,731	$3,627,740
Homes completed and under construction	3,624,417	2,304,109
Model homes	435,618	506,943
Total inventories owned	$6,946,766	$6,438,792

Inventories Owned by Segment:
North	$984,186	$851,972
Southeast	2,034,307	1,896,552
Southwest	1,489,941	1,421,669
West	2,438,332	2,268,599
Total inventories owned	$6,946,766	$6,438,792

REGIONAL OPERATING DATA

	Three Months Ended September 30,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	792	$357	848	$332	(7%)	8%
Southeast	1,025	417	1,052	380	(3%)	10%
Southwest	792	450	894	435	(11%)	3%
West	771	582	886	671	(13%)	(13%)
Consolidated total	3,380	$448	3,680	$452	(8%)	(1%)

	Nine Months Ended September 30,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	2,389	$355	2,120	$335	13%	6%
Southeast	2,981	405	2,748	387	8%	5%
Southwest	2,485	442	2,751	424	(10%)	4%
West	2,190	602	2,272	645	(4%)	(7%)
Consolidated total	10,045	$445	9,891	$445	2%	―

	Three Months Ended September 30,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	768	$358	823	$337	(7%)	6%
Southeast	1,015	405	1,071	375	(5%)	8%
Southwest	735	450	831	428	(12%)	5%
West	898	669	806	603	11%	11%
Consolidated total	3,416	$473	3,531	$431	(3%)	10%

	Nine Months Ended September 30,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	2,747	$352	2,647	$333	4%	6%
Southeast	3,550	397	3,384	374	5%	6%
Southwest	2,662	446	2,907	429	(8%)	4%
West	2,839	649	2,649	632	7%	3%
Consolidated total	11,798	$458	11,587	$437	2%	5%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Average number of selling communities
during the period:
North	150	134	12%	143	125	14%
Southeast	184	182	1%	183	180	2%
Southwest	158	165	(4%)	156	170	(8%)
West	82	85	(4%)	83	91	(9%)
Consolidated total	574	566	1%	565	566	(0%)

REGIONAL OPERATING DATA (Continued)

	At September 30,
	2017		2016		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,656	$603,952	1,530	$523,882	8%	15%
Southeast	2,362	1,018,389	2,257	934,797	5%	9%
Southwest	1,791	877,533	2,058	945,052	(13%)	(7%)
West	1,761	1,208,827	1,462	911,152	20%	33%
Consolidated total	7,570	$3,708,701	7,307	$3,314,883	4%	12%

	At September 30,
	2017	2016	% Change
Homesites owned and controlled:
North	14,172	15,966	(11%)
Southeast	23,591	22,993	3%
Southwest	14,560	15,113	(4%)
West	15,638	13,892	13%
Total (including joint ventures)	67,961	67,964	(0%)

Homesites owned	52,285	51,385	2%
Homesites optioned or subject to contract	14,544	15,209	(4%)
Joint venture homesites	1,132	1,370	(17%)
Total (including joint ventures)	67,961	67,964	(0%)

Homesites owned:
Raw lots	11,309	10,013	13%
Homesites under development	12,825	10,980	17%
Finished homesites	12,908	15,071	(14%)
Under construction or completed homes	10,826	10,055	8%
Held for future development/for sale	4,417	5,266	(16%)
Total	52,285	51,385	2%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	September 30, 2017	Gross Margin %	September 30, 2016	Gross Margin %	June 30, 2017	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$1,515,167		$1,665,030		$1,620,614
Less: Cost of home sales	(1,212,468)		(1,290,628)		(1,297,249)
Gross margin from home sales	302,699	20.0%	374,402	22.5%	323,365	20.0%
Add: Capitalized interest included in cost
of home sales	48,912	3.2%	44,636	2.7%	52,347	3.2%
Adjusted gross margin from home sales, excluding
interest amortized to cost of home sales	$351,611	23.2%	$419,038	25.2%	$375,712	23.2%

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	September 30, 2017	June 30, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)

Total consolidated debt	$3,974,924	$3,912,101	$3,667,214	$3,742,627
Less:
Financial services indebtedness	(152,786)	(149,828)	(247,427)	(161,898)
Homebuilding cash, including restricted cash	(112,930)	(200,200)	(219,407)	(213,829)
Adjusted net homebuilding debt	3,709,208	3,562,073	3,200,380	3,366,900
Stockholders' equity	4,329,211	4,235,706	4,207,586	4,134,435
Total adjusted book capitalization	$8,038,419	$7,797,779	$7,407,966	$7,501,335
Total consolidated debt to book capitalization	47.9%	48.0%	46.6%	47.5%
Adjusted net homebuilding debt to total adjusted book capitalization	46.1%	45.7%	43.2%	44.9%
Homebuilding debt	$3,822,138	$3,762,273	$3,419,787	$3,580,729
LTM adjusted homebuilding EBITDA	$919,286	$981,269	$996,183	$979,694
Homebuilding debt to adjusted homebuilding EBITDA	4.2x	3.8x	3.4x	3.7x

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense, (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges, (e) (gain) loss on early extinguishment of debt, (f) homebuilding depreciation and amortization, including amortization of capitalized model costs, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures, (i) income (loss) from financial services subsidiaries, (j) extraordinary purchase accounting adjustments and (k) merger and other one-time transaction related costs.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as it provides perspective on the underlying performance of the business.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended September 30,
	September 30, 2017	September 30, 2016	June 30, 2017	2017	2016
	(Dollars in thousands)

Net income	$93,352	$132,348	$98,994	$441,927	$395,298
Provision for income taxes	52,820	78,398	57,254	237,910	236,446
Homebuilding interest amortized to cost of sales	48,912	44,751	52,347	195,425	163,820
Homebuilding depreciation and amortization	14,101	15,735	14,915	60,116	61,827
EBITDA	209,185	271,232	223,510	935,378	857,391
Add:
Amortization of stock-based compensation	5,066	3,704	4,922	20,860	18,220
Cash distributions of income from unconsolidated joint ventures	3,970	―	193	7,465	2,688
Purchase accounting adjustments included in cost of home sales	―	―	―	―	82,705
Merger and other one-time transaction related costs	335	3,937	937	4,957	58,635
Less:
Income from unconsolidated joint ventures	5,426	1,231	446	11,174	4,990
Income from financial services subsidiaries	7,278	9,807	8,616	38,200	34,955
Adjusted Homebuilding EBITDA	$205,852	$267,835	$220,500	$919,286	$979,694
Homebuilding revenues	$1,515,843	$1,670,958	$1,621,114	$6,427,693	$6,109,314
Adjusted Homebuilding EBITDA Margin %	13.6%	16.0%	13.6%	14.3%	16.0%